                                                                   EXHIBIT 10.26



                              CONSULTANCY AGREEMENT

This Consultancy Agreement is made on 21 August 1998 between Therapeutic Antibodies (UK) Limited whose registered office is at Blaenwaun, Ffostrasol, Llandysul, Ceredigiwn, SA44 5JT ("the Company") and STUART M WALLIS of Briarwood, Nightingales Lane, Chalfont St. Giles, Buckinghamshire HP8 4SR trading as "Stuart Wallis Associates" ("the Consultant").

1.       THE ADVICE

         The Consultant has agreed with the Company on the terms set out below that he will provide to the Company in relation to the development of the business of the Company and its subsidiaries (the "Group") the consultancy Advice more precisely described in Schedule 1 to this agreement ("the Advice").

2.       DURATION OF AGREEMENT

         This consultancy agreement is deemed to have commenced on 8 June 1998 ("the Commencement Date") and will continue until notice of termination is given by the Company to the Consultant (not to expire before 7 June
         2001) or one month's notice is given by the Consultant to the Company at any time.

3.       FEE

3.1 By way of fee for the Consultant in consideration for the provision of the Advice under this agreement the Company hereby grants to him the share option rights set out in the Schedule 2.

3.2 The Consultant shall submit an invoice (together with a VAT invoice if applicable) each month summarising the Advice provided in the period covered and any expenses to be reclaimed under Clause 3.3 below.

3.3 Subject to prior written approval of such expenses, the Company will pay to the Consultant the amount of any reasonable expenses wholly and necessarily incurred by him in the provision of the Advice.

3.4 The Consultant agrees not to charge any monthly fee for the first 6 months of the agreement, though expenses incurred by him on the provision of the Advice over that period may be reclaimed.


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4.       OBLIGATIONS OF THE CONSULTANT

         During the currency of this agreement the Consultant shall:

4.1 provide the Advice to the Company to the best of his skill and ability and promptly as required by the Company and in the provision of that advice will aim always to promote and protect the interests of the Group. The Consultant shall devote such hours to his obligations under this Agreement as are reasonably necessary for the proper provision of the Advice, which shall be on average around 15 hours per month.

4.2 attend the Company's head office or such other place as he is reasonably required to attend for the proper provision of the Advice;

4.3 (it being acknowledged by the Company that the detailed provision of the Advice is a matter for the Consultant) observe the Company's general guidance and instruction with regard to the provision of the Advice;

4.4 notify the Company so far as possible in advance of any periods over which he is or will be unable to provide the Advice due to his holiday, sickness or (subject to and in accordance with 6 below) third party commitment;

4.5 maintain full and proper confidentiality in relation to all information belonging to the Company or any of its clients of a confidential nature whether oral, written or electronically recorded concerning the business and affairs of the Company and the Group and any other information specifically identified by the Company as confidential or known to the Consultant as being held by the Company under a duty of confidentiality to a third party, in either case coming to his attention in the course of or for the purposes of his providing the Advice;

4.6 comply properly with the requirements of all relevant legislation and agreements relating to payment of value added tax, income and other taxes and charges levied in respect of the Company's use of him and the fees payable to him under this Agreement;

5.       NON-EXCLUSIVITY OF SERVICE

         Nothing in this Agreement will prevent the Consultant from supplying similar consultancy services to any third party during or after the currency of this agreement provided in all cases that such third party supply shall not entail or be likely to lead to a breach of the Consultant's confidentiality obligations to the Company or otherwise interfere in any way with the full and efficient performance of the Consultant's obligations in respect of the Advice. The Consultant shall not supply similar consultancy services if the


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         proposed appointment might affect his abilities to properly provide advice under this Agreement or would involve him with competitors of the Group.

6.       OTHER INTERESTS

         The Consultant will not accept any non-executive appointments which are either with competitors of the Group or which will affect the Consultant's ability to provide the Advice under this Agreement.

7.       RELATIONSHIP

         Nothing in this Agreement will create the relationship of agency or partnership or employer and employee between the Company and the Consultant.

8.       ASSIGNMENT AND SUBSTITUTION

         No rights under this Agreement may be assigned by the Consultant save with the prior written consent of the Company. The Consultant may not use any other person to provide the Advice to the Company in his place or sub-contract it, save with the prior written consent of the Company.

9.       TITLE TO WORK

         The Consultant acknowledges that he shall not acquire rights or title to any intellectual property or any Advice provided by him for the purposes of the Company under this Agreement. The rights and title in all Advice provided by the Consultant to the Company shall be and remain with the Company as shall those in any documents provided to the Consultant for the purposes of his providing the Advice and in any notes, copies or extracts derived from those documents which the Consultant might make in the drawing up or delivery of the Advice.

10.      PROVISIONS ON TERMINATION GENERALLY

10.1 On the termination of this agreement for whatever reason the Consultant shall;

         10.1.1 deliver to the Company forthwith all property of its or any of its clients which may then be in his possession or control, including without limitation any records, plans, programs, designs, specifications, samples and documentation in any form and shall, in the case of any data held on his own computer, erase all such data, code and programs;

         10.1.2 cease to hold himself out as in any way connected with the Company;


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         10.1.3   thereafter observe the duty of confidentiality as set out in
                  4.5 of this Agreement notwithstanding its termination.

10.2 The Company shall have the right to terminate this agreement immediately without payment to the Consultant (other than for any figures by way of fee or expenses accrued due up to the date of that termination) if the Consultant dies, becomes bankrupt, is convicted of an indictable offense or commits any act of dishonesty in his provision of the Advice.

11.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of England.

12.      NOTICES

12.1 Any notice or other document to be served under this agreement may, in the case of the Company, be delivered or sent by first class post or facsimile process to the Company as its registered office for the time being marked for the attention of the Company Secretary and, in the case of the Consultant may be delivered or sent by first class post to the address set out above.

12.2     Any such notice or other document shall be deemed to have been served:

         12.2.1   if delivered at the time of delivery;

         12.2.2 if posted, at 10:00 a.m. on the second day (being any day other than a Saturday, Sunday or bank holiday) ("Working Day") after it was put into the post; or

         12.2.3 if sent by facsimile process, at the expiration of two hours after the time of despatch, if despatched before 3:00 p.m. on any Working Day, and in any other case at 10:00 a.m. on the Working Day following the date of despatch.

12.3 In proving such service it shall be sufficient to prove that delivery was made or that the envelope containing such notice or other document was properly addressed and posted as a pre-paid first class letter or that the facsimile message was properly addressed and despatched as the case may be.





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Signed /s/ Andrew J. Heath, Chief Executive                    Dated:    21/8/98
      -------------------------------------                              ------
Authorised Representative of Therapeutic Antibodies (UK) Ltd



Signed    /s/  S.M. Wallis                             Dated:  21st August 1998
      -------------------------------------                    ----------------
Consultant






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                                   SCHEDULE I

THE ADVICE

The Advice the Consultant will provide to the Company will be in relation to the following:

1. Conducting a detailed review of the current operations of the Company and where appropriate the Group;

2. Devising methods for the strategic development of the Company (and the Group) in the market place;

3.       Considering the constitution of the Board and recommending changes;

4. Considering the benefits of changing the place of incorporation of the Company and in particular of converting it to a PLC;

5. Reviewing the trading operations of the Company and recommending key areas for change;

6. Considering and recommending improvements in the Company's cash control function;

7. Considering and recommending improvements in the short term fund raising activities of the Company.



                                   Schedule 2

SHARE OPTION RIGHTS

                                    SCHEDULE
DEFINITIONS

In this Schedule the following words and phrases have the following meanings:

"Auditors"                 the auditors for the time being of the Company
                           (acting as experts and not as arbitrators);

"Award" the right to acquire Shares in accordance with this Schedule to the extent that it has neither lapsed nor been exercised;

"Board" the Board of Directors from time to time of the Company or a duly authorised committee thereof;

"Consultancy"              any  contract  for the  provision  of  services by
                           the Consultant to any Member of the Group;

"Control"                  has the same meaning as in Section 840 of the Act;

"Date of Grant"            8 June 1998;

"Exercise Price"           L.1 in respect of each and any exercise;

"Increased Value"          on any date, the market capitalisation of the
                           Company on that date, less the aggregate of (a) the market capitalisation of the Company on the Date of Grant, and (b) any amounts received by the Company in consideration for the issue of equity share capital since the Date of Grant;

"Group"                    the Company and its Subsidiaries from time to time;

"London Stock
Exchange"                  the London Stock Exchange Limited;

"Market Value" on any date, the average closing mid-market quotations of a Share as derived from the London Stock Exchange Daily Official List on the last five dealing days prior to that date;

"Members of the
Group" the Company or any one of its Subsidiaries from time to time;

"Schedule"                 this Schedule as amended in accordance with its
                           provisions by the Board or by the Company in General
                           Meeting;

"Share" a fully paid ordinary share in the capital of the Company;

"Subsidiary"               a company which is both under the Control of the
                           Company and is a subsidiary of the Company (within the meaning of Section 736 of the Companies Act
                           1985);

Where the context so admits the singular shall include the plural and vice versa and the masculine gender shall include the feminine. Any reference to a statutory provision is to be construed as a reference to that provision as for the time being amended or re-enacted.

1.       Grant of Award

         The Company hereby grants the Award to the Consultant.

2.       Non-Assignability of the Award

         No operative provision

3.       When Awards may be exercised

3.1 Save as otherwise provided in this Schedule the Award shall be exercisable (provided it has not lapsed) once during each of:

         (a) the period of ninety days commencing on and including the second anniversary of the Date of Grant; and,

         (b) the period of ninety days commencing on and including the third anniversary of the Date of Grant.

3.2 If before 8 June 1999 the Consultant ceases to hold a Consultancy by reason of lawful termination (other than by reason of dishonesty or fraud) or by reason of effluxion of time, for more than six consecutive weeks, so as to hold no Consultancy the Award shall become, if it is not already, exercisable and shall remain exercisable until 8 July 1999, on which date it shall lapse and shall not be capable of exercise (or, as the case may be, further exercise).

3.3 The Award shall lapse and cease to be exercisable upon the earliest to happen of the following:

         (a) the expiry of thirty nine months from the Date of Grant (except, for the avoidance of doubt, where the Consultant has died before 8 June 1999 (in which case paragraph 3.2 shall apply) or after 8 June 2000, in which case Clause 3.3(b) shall apply);

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

         (b) the first anniversary of the date of death of the Consultant, if the Consultant dies after 8 June 2000;

         (c) the date upon which the Consultant ceases to hold a Consultancy by reason of dishonesty or fraud;

         (d)      immediately following the exercise of the Award under Clause
                  3.2;

         (e) the expiry of any of the periods mentioned in Clause 6 (subject to the exercise of "roll-over" rights pursuant to Clause 6.6);

         (f) immediately following any exercise that takes place following the third anniversary of the Date of Grant.

3.4 The Consultant shall not be treated as having ceased to hold a Consultancy for the purposes of this Clause 3 until he holds no Consultancy.

4.       Effect of Exercise of Award

4.1 On the first exercise of the Award the Consultant shall become entitled to receive a number of Shares calculated as follows:

                           NS = IV x RF (the "Formula")
                                -------
                                   MV

         where NS is the number of Shares to which the Consultant is entitled following exercise (subject to Clause 5.6);

         IV is the Increased Value at the date of exercise;

         MV is the Market Value of a Share calculated at the date of exercise;

         RF is the relevant fraction calculated in accordance with Clause 4.3 below, except where the Award is exercised pursuant to Clause 6, when it shall be 1;

         and, for the avoidance of doubt, the Award shall continue to subsist following the exercise unless Clause 3.3 applies.

4.2 On any second exercise of the Award, the number of Shares the Consultant shall be entitled to receive shall be calculated in accordance with Clause 4.1 above, provided that the term "Increased Value" shall be calculated as if 9 June 2000 were substituted for the "Date of Grant" in (a) the definition of "Increased Value"; and (b) the definition of Relevant Fraction in Clause 4.3 (including the calculation of Share Growth Return).


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

4.3 The Relevant Fraction shall be determined by comparing the Share Growth Return ("SGR") (calculated in accordance with the Appendix) obtained by holders of Shares since the Date of Grant with the SGR obtained over the same period by holders of shares in the other companies set out or referred to in the Appendix (in each case with SGR and x calculated according to the Appendix).

                       RANKING OF THE COMPANY                         RELEVANT FRACTION

                outside first and second quartiles                             0

                In second quartile                           Between 0, where the Company
                                                             ranks at (x)and 1/10th where the
                                                                      ---
                                                                      (2)
                                                             Company ranks at (x), increasing on
                                                                              ---
                                                                              (4)
                                                             a straight line basis between those
                                                             positions

                In first quartile                                            1/10th

5.       Manner of exercise of Award

5.1 The Award shall be exercised by the Consultant lodging with the Secretary of the Company at its registered office (or otherwise as may be notified to the Consultant from time to time):

         (i) a notice in such form as the Board may from time to time prescribe; and

         (ii)     payment (in such manner as the Board shall direct) of L.1;

         and the date of exercise of the Award shall be: (a) in the case an Award exercised pursuant to Clause 3.2, the date of receipt by the Company of such notice and payment, (b) in the case of an Award exercised pursuant to Clause 3.1(a), 8 June 2000, and (c) the case of an Award exercised pursuant to Clause 3.1(b), 8 June 2001.

5.2 Subject to the obtaining of any necessary consents from HM Treasury, The Bank of England or other authority and to the terms of any such consent the Board shall within thirty days of the receipt of notice exercising the Award either cause the Company to allot and issue or arrange for the transfer of the relevant Shares to the Award holder and send or cause to be sent to the Award holder or his nominee (as the case may be) a share certificate (or other evidence of title) for the Shares in respect of which the Award is exercised.

5.3 Shares issued pursuant to this Schedule will rank pari passu in all respects with the Shares then already in issue except that they will not rank for any dividend or other distribution of the Company paid or made by reference to a

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

         record date (being the date on which entitlement to a dividend or distribution is fixed by reference to the Company's register of members) falling prior to the date of exercise of the relevant Award pursuant to Clause 5.1.

5.4 The Company shall as soon as is practicable after any allotment apply to the London Stock Exchange for permission for Shares issued pursuant to the exercise of an Award to be admitted to the London Stock Exchange Official List, or apply for the listing of those Shares on any other stock exchange on which the Shares are listed.

5.5 The Company shall maintain sufficient issued and/or unissued share capital to satisfy the Award.

5.6 The Company may make such provision for and take such action as it considers necessary or expedient (acting reasonably) for the withholding or payment of any statutory deductions for which the Consultant or the Company or the Member of the Group is accountable and which the Company or Member of the Group is obliged to make, wherever those taxes are imposed, provided that those taxes arise in respect of the grant or exercise of rights over, issue, or transfer of Shares pursuant to this Schedule including (but not limited to) the withholding and/or sale of Shares from any issue or transfer of Shares under the Schedule until the Consultant reimburses the Company for the amounts of any such taxes (excluding interest or penalties) for which the Company, the Member of the Group or the Consultant is properly accountable.

5.7 In the event that withholding or deductions are intended to be made pursuant to Rule 5.6, the Company shall inform the Consultant of the intention to make such withholding or deduction and the Consultant, on showing evidence satisfactory to the Board that the withholding or deduction is disputed, may require that an amount of cash or a number of shares equal in value to the amount to be withheld or deducted be placed in an escrow account pending resolution of whether the withholding or deduction should be made. In such case, provided that the Consultant shall indemnify the Member of the Group in respect of the reasonable legal costs of the dispute, the Consultant shall have conduct of such dispute, and the Consultant shall keep the Member of the Group informed of the progress of such dispute, provided that in the event that the Company obtains (at its own cost) an opinion from a mutually acceptable barrister of at least ten years standing that the Company or the Consultant is, on the balance of probabilities, unlikely to succeed in the dispute, the Consultant may continue with the dispute, but shall in such case indemnify the Company in respect of all penalties and fines accruing after the date of such opinion as well as (for the avoidance of doubt) all legal fees incurred after the date of such opinion.



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6.       Takeovers and Liquidations

6.1      If any person obtains Control of the Company as a result of making:

         (a) a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

         (b) a general offer to acquire the whole or the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

         (c) a general offer to acquire all the shares in the Company which are of the same class as the Shares;

         or otherwise then the Award may be exercised within three months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

6.2 If under 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if an arrangement having similar effect in any other jurisdiction comes into force, the Award may be exercised within three months of the Court sanctioning the compromise or arrangement, or the arrangement coming into force.

6.3 If any person becomes bound or entitled to acquire shares in the Company under Sections 428 to 430F of the said Act of 1985, or under an equivalent provision in any other jurisdiction, the Award may be exercised at any time when the person remains so bound or entitled.

6.4 If the Company passes a resolution for voluntary winding up, or if an arrangement having similar effect in any other jurisdiction comes into force, the Award may be exercised within three months of the passing of the resolution, or the arrangement coming into force.

6.5 The exercise of the Award pursuant to the preceding provisions of this Clause 6 shall be subject to the provisions of Clauses 4.1 and 5 above.

6.6 On the occurrence of any of the circumstances set out in Clause 6.1 to 6.4, the Consultant may, during the period of exercise of the Award and with the agreement of the acquiring company, or, as the case may be, of the successor company to the Company or the company that continues the business of the Company (in each case "the Relevant Company"), agree that the Award shall



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

         continue notwithstanding Rule 6.7, but shall take effect over shares in the Relevant Company or such other company as is nominated by the Relevant Company, and the SGR figures and targets shall be recalculated as agreed between the Consultant and the Relevant Company.

6.7 The Award shall lapse if it shall not have been exercised by the expiry of any time limit for exercise set out in this Clause 6, whichever shall expire first.

7.       Additional Rights

7.1 This Schedule shall not form part of any contract for services between any Member of the Group and the Consultant and the rights and obligations of the Consultant under the terms of his Consultancy with any Member of the Group shall not be affected by his participation in this Schedule or any right which he may have to participate therein.

7.2 Each Member of the Group shall be entirely free to conduct its business affairs as its sees fit without regard to any consequences under, upon or in relation to this Schedule or the Award or the Consultant.

8.       Administration and Amendment

8.1 The terms of this Schedule shall be administered under the direction of the Board who may at any time and from time to time by resolution and without other formality amend or augment the terms of this Schedule in any respect provided that:

         (a) no amendment shall operate to effect adversely in any way rights already acquired by the Consultant without the consent of the Consultant;

         (b) no amendment may be made to the advantage of the Consultant except with the prior approval of the Company in General Meeting except for minor amendments to benefit the administration of the Schedule and amendments to obtain and maintain favourable tax, exchange control or regulatory treatment for the Consultant or for any Member of the Group.

8.2 The Board shall determine any matter relating to the interpretation of this Schedule (including the rectification of errors or mistakes or procedures or otherwise), provided that in the event of a dispute, the matter shall be referred to independent accountants acceptable to the Company and the Consultant, acting as experts and not as arbitrators, and their decision as to the matter referred, as well as to the costs of the determination, shall be final.



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

8.3 The provisions of the Company's Articles of Association for the time being with regard to the service of notices shall apply mutatis mutandis to any notices to be given by the Company hereunder.

8.4 The Board shall be entitled to authorise any person to execute on behalf of the Consultant, at the request of the Consultant, any document relating to this Award, in so far as such document is required to be executed pursuant hereto.

8.5      The terms of this Schedule shall be governed by English Law.




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                                    APPENDIX

SGR Calculation

The Share Growth Return ("SGR") shall be calculated over the relevant period (being the period from the Date of Grant to the Date of Exercise of an Award) "the Measurement Period". It assumes the purchase by a shareholder of a share on the first day of the Measurement Period, and it comprises any increase or decrease in the share price over that period. The Comparator Group means all companies in the FTSE Smallcap Index other than investment trusts.

1.       Calculation of SGR

         (a) On the first day of the Measurement Period the shareholders shall be assumed to have purchased on share (the "Notional Shareholding") in each member of the Comparator Group. The performance of each share shall be calculated over the Measurement Period. The purchase price of the Company's shares for this purpose shall be 71p.

         (b) On the last day of the Measurement Period an average shall be taken of the daily prices of the relevant company's shares during the 30 calendar day period ending on that date and such amount shall be deemed to be the sale price of a share.

         (c)      SGR will be calculated according to the formula:

                                    End Value - Start Value
                                    -----------------------
                                           Start Value

                  where Start Value is the value of the relevant company at the start of the Measurement Period (subject to paragraph 1(a)); and End Value is the value of the relevant company at the end of the Measurement Period and expressed as a percentage

2.       Treatment of changes within the Comparator Group List

         (a) In the Event that a Company ceased to trade, is acquired by another company or is for other reasons suspended for dealing on the London Stock Exchange it shall be deleted from the list.

         (b) In the event of a demerger within a company the Total Shareholder Return of the original company will be calculated as though the shares allocated or distributed in the new company or companies were a distribution and invested in the original company as in 1(c) above.

         (c) On any stock split, scrip issue, discounted open offer, sub-division, consolidation or rights issue or any other event or circumstance of like effect occurring during the Measurement Period, prices subsequent to the event shall be restated as calculated by Hemmington-Scott.

         (d) An appropriate adjustment shall be made for any merger, take-over or other change in capital. Any price adjusted to take account of capital changes shall be calculated by Hemmington-Scott.

3.       Compilation of SGR

         As soon as practicable following the Measurement Period the SGR of each member of the Comparator Group will be determined and ranked in accordance with their SGR with the company having the highest SGR being listed as number and the company with the lowest having the highest number. In addition, the first and second quartile positions in the list will be highlighted, as will the position of the Company within the Comparator Group list.

         The first quartile will comprise the companies ranked 1 to x
                                                                    -
                                                                    4

         The second quartile will comprise the companies ranked x + 1 to x
                                                                -        -
                                                                4        2

         x is the number of companies in the Comparator Group and fractions will be ignored.

         References to a "Take-over" mean an offer as defined in the City Code on Take-overs and Mergers ("the Code"). For the purposes of this Schedule a "change in control" shall have occurred if a third party (or a group of persons acting in concert for the purposes of the Code) shall become entitled to exercise more than 50% of the voting rights attributable to the equity share capital of the Company.


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